                                                                    EXHIBIT 21.1

Subsidiaries of the Registrant                                 As of March, 2004
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
  Subsidiary                                                State or Jurisdiction of Organization
  ----------                                                -------------------------------------
  Administrative Systems, Inc.                              Washington

  Advanced Brokerage, LLC                                   Florida

  Advanced Settlements, Inc.                                Florida

  Alan H. Horowitz C.L.U., Inc.                             New York

  Alan Kaye Insurance Agency, Inc.                          California

  Alternative Benefit Solutions, Inc.                       North Carolina

  American Benefits Insurance Corporation                   Massachusetts

  Arnone, Lowth, Fanning, Wilson & Rubin, Inc.              New York

  Arthur D. Shankman & Company, Inc.                        New Jersey

  Asgard Incorporated                                       California

  Benefit Planning Services, Inc.                           Illinois
  f/k/a BPS, Inc.

  The Balance Program, Inc.                                 Washington

  Barry Kaye Associates, Inc.                               California

  Beacon Retirement Planning Services, Inc.                 Texas

  Benefit Associates, Inc.                                  Pennsylvania

  Benefit Consultants and Administrators, Inc.              South Carolina

  The Benefits Solution Group Inc.                          Louisiana

  Bernard R. Wolfe & Associates, Inc.                       Maryland

  Bill Matthews & Associates, Inc.                          Texas

  Bingham & Hensley Resources, Inc.                         Tennessee

  Bishop, Ortiz & LoCascio Associates, Inc.                 Florida

  BMG of WNY, Inc.                                          New York

  Brokerage Design & Consultants, Inc.                      Colorado

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
  Subsidiary                                                State or Jurisdiction of Organization
  ----------                                                -------------------------------------
  Brown Bridgman & Company                                  Vermont

  The Browning Group II, Inc.                               Colorado

  Cash & Associates, Inc.                                   Florida

  Charon Planning Corporation                               New Jersey

  Christie Financial Group, Inc.                            Minnesota
  f/k/a Jon C. Christie & Associates, Inc.

  Clouse Financial, Inc.                                    Ohio

  Corporate Benefit Advisors, Inc.                          North Carolina

  Corporate Benefits, Inc.                                  South Carolina

  The Corry Group, Inc.                                     Pennsylvania

  Cox Financial Advisors, Inc.                              Louisiana

  Cross Keys Asset Management, Inc.                         Maryland

  Cross Keys Merger Corp.                                   Maryland

  Cross Keys Securities Limited Partnership                 Maryland

  Curtis & Associates, Inc.                                 Missouri

  Dascit/White & Winston, Inc.                              New York

  DiMeo Schneider & Associates, LLC                         Illinois

  Delessert Financial Services, Inc.                        Massachusetts

  Dreyfuss & Birke, Ltd.                                    New York

  Dublin Insurance Services, Inc.                           California

  Earl & Associates, Inc.                                   Florida

  Eastman Insurance Agency, Inc.                            California

  Educators Preferred Corporation                           Michigan

  Eilers Financial Services, Inc.                           Vermont

  Eisenberg Financial Group, Inc.                           Florida

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
  Subsidiary                                                State or Jurisdiction of Organization
  ----------                                                -------------------------------------
  Employers Preferred Corporation                           Michigan

  Employers Select Plan Agency, Inc.                        Ohio

  Estate Resource Advisors, Inc.                            California

  Excess Reinsurance Underwriters, Inc.                     Pennsylvania

  Execu/Comp, Inc.                                          Texas

  Executive Benefit Systems, Inc.                           Alabama

  FBD Consulting, Inc.                                      Missouri

  FDR Financial Group, Inc.                                 Florida

  FFR Financial & Insurance Services, LLC                   California

  Family Wealth Preservation and Insurance Services, Inc.   California

  Financial Concepts of the Twin Cities, Inc.               Minnesota

  First Financial Partners Corp.                            West Virginia

  First Financial Resources, Ltd.                           Connecticut

  First Global Financial & Insurance Services, Inc.         California

  Fleischer-Jacobs & Associates, Inc.                       Delaware

  Goodwin, Goodwin and Associates, Inc.                     Missouri

  Group Benefit Solutions, Inc.                             North Carolina

  Hallman and Lorber Associates, Inc.                       New York

  Harbor Group Ltd.                                         New York

  The Hartfield Company, Inc.                               Indiana

  Harvest Financial Group, Inc.                             Kansas

  Herrig & Herrig Financial Services of Florida, Inc.       Florida

  Hostetler, Church & Associates, LLC                      Maryland
  f/k/a Hostetler, Church & Anderson, LLC

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
  Subsidiary                                                State or Jurisdiction of Organization
  ----------                                                -------------------------------------
  Howard Kaye Insurance Agency, Inc.                        California

  Howard M. Koff, Inc.                                      California

  Howard S. Hartman Insurance Services, Inc.                California

  HSA Corporation                                           Pennsylvania

  Ikon Benefits Group, Inc.                                 Puerto Rico
  f/k/a The Human Capital Benefits Group, Inc.

  Ikon Benefit Services, Inc.                               Puerto Rico
  f/k/a Human Capital, Inc.

  Ikon Communications, Inc.                                 Puerto Rico
  f/k/a Human Capital Communication Services, Inc.

  Ikon Financial, Inc.                                      Puerto Rico

  Innovative Benefits Consulting, Inc.                      Pennsylvania

  Innovest Advisors, Inc.                                   Pennsylvania

  Innovest Financial Management, Inc.                       Pennsylvania

  IPS Advisors, Inc.                                        Texas
  f/k/a Insurance Partners Southwest Corp.

  Insreview, Inc.                                           New York

  Insurance and Financial Services, Inc.                    Florida

  Integrated Planning Associates, Inc.                      New York

  IRC, Inc.                                                 New Mexico

  JR Katz, Inc.                                             Illinois

  The J.T. Butwin Corporation                               Florida

  Kring Financial Management, Inc.                          Georgia

  Kolinsky Hill Financial Group, Inc.                       New York
  f/k/a Kolinsky, Hill & Associates, Inc.

  Lanning & Associates, Inc.                                Kansas

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
Subsidiary                                          State or Jurisdiction of Organization
----------                                          -------------------------------------
Last Quote U.S.A., Inc.                             New York

Legacy Capital Group Arkansas, Inc.                 Arkansas

Lenox Advisors, Inc.                                New York

Lenox Long Term Care, Inc.                          New York

Levine Financial Group, Inc.                        Massachusetts
f/k/a Levine Thomson Financial Group, Inc.

Liberty Financial Services, Inc.                    Kansas

Linn & Associates, Inc.                             Florida

M & M Brokerage Services, Inc.                      New York
f/k/a Brokerage Services, Inc.

Management Brokers, Inc.                            California

Marc F. Jones Advisors Corp.                        California

Massachusetts Business Association, L.L.C.          Massachusetts

McKenzie, Labella, Matol & Co.                      New Jersey

The Meltzer Group, Inc.                             Maryland
f/k/a Jemm Group Insurance, Inc.

Meltzer Wealth Management, Inc.                     Maryland

Michael G. Rudelson, Inc.                           Texas

Modern Portfolio Management, Inc.                   Ohio

Monaghan, Tilghman & Hoyle, Inc.                    Maryland

Mosse & Mosse Insurance Associates, Inc.            Massachusetts

Nakamoto Financial & Insurance Service, Inc.        California

National Enrollment Services, Inc.                  Illinois

National Investment Advisors, Inc.                  Illinois
f/k/a J&T Investors, Inc.

National Madison Group, Inc.                        New York

Nemco Brokerage, Inc.                               New York

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
Subsidiary                                          State or Jurisdiction of Organization
----------                                          -------------------------------------
NewMarket Financial Products, Inc.                  Ohio

NFP Insurance Services, Inc.                        Texas
f/k/a Partners Marketing Group, Inc.

NFP Securities, Inc.                                Texas
f/k/a Partners Securities, Inc.

NMG, Inc., Northwest                                Oregon

Northeast Financial Group, Inc.                     New Jersey

Northeast Insurance Broker Services, LLC            Vermont

NuVision Financial Corporation, Inc.                Georgia

Oklahoma Financial Center, Inc.                     Oklahoma

P&A DMF, Inc.                                       New York

PRW Associates Insurance Agency, Inc.               Massachusetts

Partners Holding, Inc.                              Delaware

Partners Marketing Services, Inc.                   Texas

Partners Marketing Services of Pennsylvania, Inc.   Pennsylvania

Pen/Flex, Inc.                                      California

Pennsylvania Business Review, Inc.                  Pennsylvania

Peregrine Advisers, Inc.                            Pennsylvania

Personal Capital Management, Inc.                   New York

Peyser & Alexander Management, Inc.                 New York

Plan Design Services, Inc.                          North Carolina

Proplanco, Inc.                                     Colorado

Provise Management Group, LLC                       Florida

Quantum Care, Inc.                                  New Jersey

Randel L. Perkins Insurance Services, Inc.          California

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
Subsidiary                                          State or Jurisdiction of Organization
----------                                          -------------------------------------
RCH Financial Services, Inc.                        Florida

REM Benefit Planning, Inc.                          Delaware

Retirement Investment Advisors, Inc.                Oklahoma

Robert Schechter & Associates, Inc.                 Michigan

Sampers Financial, Inc.                             New Jersey

Schmidt Financial Group, Inc.                       Washington

Sheila H. Hartman Insurance Services, Inc.          California

Shepard & Scott Corp.                               New Jersey

Smith & Frank Group Services, Inc.                  Texas

Spalding-Fardie & Associates, Inc.                  Florida

The Spalding Financial Group, Inc.                  Florida

STA Benefits, Ltd.                                  Texas

STA, Inc.                                           Texas

Stallard Financial Strategies, Inc.                 Texas

Strategic Capital Management, Inc.                  California

Strategic Planning Resources, Inc.                  Pennsylvania

Stuart Cohen & Associates, Inc.                     California

Support Financial Services, Inc.                    Utah

TJF Planning, Inc.                                  New York

Trinity Financial Services, L.L.C.                  Oklahoma

Trusted Financial Services, LLC                     Georgia

Total Financial & Insurance Services, Inc.          California

Udell Associates, Inc.                              Florida

Unisyn Companies, Inc.                              Florida

Universal Insurance Services of Florida, Inc.       Florida

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
Subsidiary                                          State or Jurisdiction of Organization
----------                                          -------------------------------------
United Businessman's Insurance Agency, Inc.         Massachusetts

Windsor Insurance Associates, Inc.                  California